SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: October 3, 2006


                           SHANNON INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)

              Nevada                                        98-02049656
     ---------------------------                          ---------------
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                      Identification No.)


                        Suite 100, 238A Brownlowh Avenue,
                             Dartmouth, NS B3B 2B4
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               (Address of principal executive offices)(Zip Code)

                                 (902) 481 7225
                                -----------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 1.01     Entry into a Material Definitive Agreement.
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On September 22, 2006 the registrant entered into agreement with Maxim
Resources, Inc., of Vancouver, British Columbia to sell Maxim Resources Inc., a 50% working interest in all the rights, title and interest in the registrant's Prince Edward Island Oil and Gas Permits Numbered 02-01, 04-01 and 04-04 and certain seismic data effective September 25, 2006 and subject to existing liens. Maxim paid $320,000 to the registrant by payment of $50,000 and the conversion of an accrued loan due to Maxim Resources Inc., from the registrant with a current balance of $270,000. In the event the permits and seismic data is sold to a third party, Maxim Resources Inc., will be paid up to $320,000 for its interest after repayment of existing liens against the assets. $50,000 of repayment to Maxim Resources, Inc., has been guaranteed by Quadrangle Holdings, Ltd. Quadrangle Holdings, Ltd., holds Series A Preferred Stock of the Registrant and is an affiliate of the registrant.

Entry into this agreement allowed the registrant to renew its Prince Edward Island permits for another year. The registrant and Maxim has not made any decisions or entered into any other agreements to date as to the sale or development of the permits.

Item 8.01    Other Events
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On September 26, 2006, the registrant and its 50% owned subsidiary, Logical
Sequence Incorporated entered into an agreement with Larnaca Limited, a Turks and Caicos corporation and Max Wandinger of Calgary, Alberta whereby Larnaca Limited and Mr. Wandinger waived any and all rights to 50,000 shares of Logical Sequence Incorporated preferred stock purported to have been issued in 2002 and compromise of outstanding legal and consulting fees owed by the registrant to Mr. Wandinger in consideration of payment to Mr. Wandinger of $28,000 and a release of any and all claims the registrant and Logical Sequence Incorporated had or may have had against Larnaca Limited and Mr. Wandinger.

Since the acquisition of 51% of LSI by Shannon in June 2004, the registrant reserved a liability as a result of redeemable preferred stock of LSI, reported by LSI as outstanding. This amount reserved for the quarter ended March 31, 2006 was $4,439,363. The preferred shares are 50,000 preferred shares purportedly issued by LSI in August 2002 in connection with LSI's acquisition of its predecessor software. The preferred stock had been reported to accrue a 4% dividend which only becomes payable if LSI has a minimum of $1,000,000 Cdn., after tax profit. The preferred shares were to be redeemable by LSI at their $100 per share par value at any time prior to September 1, 2012 when redemption was to be mandatory. In February 2006, the LSI board of directors resolved to cancel the previously reported outstanding preferred stock on the basis that the preferred stock had not been validly created and issued and was therefore null and void.

As a result of this agreement, the registrant will be removing the liability from its balance sheet as a subsequent event in its annual report on Form 10ksb.

Item 9.01      Financial Statements and Exhibits.
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(d)      Exhibits

     10.22 Agreement with Maxim Resources, Inc. dated September 22, 2006

     10.23 Agreement with Larnaca Limited and Max Wandinger dated September 26, 2006



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHANNON INTERNATIONAL INC.

Dated: October 2, 2006


/s/ J. WILLIAM CLEMENTS
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J. William Clements, Chief Executive Officer